NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES FISCAL 2019 FIRST QUARTER LEASING

NEW YORK, NEW YORK (March 12, 2019) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin”) announced that it leased approximately 7,000 square feet of previously vacant office/flex space in the three months ended February 28, 2019 (the “2019 first quarter”). As of February 28, 2019, Griffin’s twenty-five industrial/warehouse buildings aggregating approximately 3,645,000 square feet (89% of Griffin’s total portfolio) were 95% leased. Industrial/warehouse vacancy includes an approximately 134,000 square foot building in the Lehigh Valley of Pennsylvania that was built on speculation and completed in the fiscal 2018 fourth quarter. Griffin’s office/flex portfolio of approximately 433,000 square feet was 74% leased as of February 28, 2019. Griffin’s total real estate portfolio of approximately 4,078,000 square feet was 93% leased as of February 28, 2019 (96% leased excluding the recently completed 134,000 square foot Lehigh Valley industrial/warehouse building).